Exhibit 10.3

EXECUTION

MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES is dated as of the Agreement Date and entered into by and between Seller and Buyer to govern the purchase and sale of the Participations in the Loans, the Commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of March 7, 2025 (the “Standard Terms”).  The Standard Terms and (if applicable) the Collateral Annex are incorporated herein by reference without any modification whatsoever except as otherwise agreed herein by the Parties and as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through H below.  The Standard Terms, the Collateral Annex (if applicable) and the Transaction Specific Terms together constitute a single integrated Master Participation Agreement for Par/Near Par Trades governing the Transactions.  With respect to the Transactions, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Trade Date:	May 28, 2025
Agreement Date:	May 28, 2025
Seller:	Blackrock Private Credit Fund Leverage I, LLC
Seller MEI:	US0M01H4L0
Buyer:	BlackRock Private Credit Fund Leverage II, LLC
Buyer MEI:	US0M01S971
Delivery of Credit Documents:	No
Netting Arrangements:	No
Set-Off Applicable:	No
Collateral Annex Applicable:	No
Elevation:	Yes

A.          DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement.  Terms used in Schedule I and defined in a Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement (including Schedule I) as in such Credit Agreement.  Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement.  If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” means, with respect to each Participation, the administrative or facility agent specified in Schedule I (or, if not specified in Schedule I, under the relevant Credit Agreement), in its or their capacity(ies) as such under the applicable Credit Agreement.

“Assignment” means, with respect to each Participation, the assignment or transfer agreement that is in the form specified in the Credit Agreement for an assignment or novation of the related Loans and Commitments (if any) (or, if no form is specified in the relevant Credit Agreement, a transfer document reasonably acceptable to both Parties and complying with any applicable requirements of the relevant Credit Documents), and any Elevation Required Consents to such assignment or novation.

“Buyer Purchase Price”: not applicable.

“Collateral Annex”: none.

“Commitments” means, with respect to each Participation, the principal amount set forth in Schedule I of the corresponding tranche of commitments (if any) set forth in Schedule I.

“Elevation Transfer Fee” means, with respect to each Participation, such transfer fee or other similar fee (if any) as may be required to be paid to the relevant Agent in connection with the Assignment submitted in connection with an Elevation.

“Loans” means, with respect to each Participation, the outstanding principal amount set forth in Schedule I of the corresponding tranche of loans set forth in Schedule I.

“Netting Letter”: not applicable.

“Original Buyer”: not applicable.

“Participation Required Consents” means, with respect to each Participation, such consent(s), acknowledgement(s) and/or notice(s) (if any) as may be required by the relevant Credit Documents to grant a participation in the relevant Transferred Rights.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Seller in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms.

“Penultimate Buyer”: not applicable.

“Seller Purchase Price”: not applicable.

“Unfunded Commitments” means, with respect to each Participation, that part of the Commitments that has not been funded in the form of loans, advances, letter of credit disbursements or otherwise under the Credit Agreement, which is in the corresponding principal amount set forth in Schedule I.

B.          SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

[Intentionally omitted.]

C.          SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1        Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

[     ]

Seller’s Wire Instructions:

[    ]

C.2        Section 8.8 (Set-Off).

If “Yes” is specified opposite “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.8 shall apply.

D.          SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

BlackRock Private Credit Fund Leverage II, LLC
c/o BlackRock Private Credit Fund
50 Hudson Yards
New York, NY 10001

Operations Contact:
Name: Loan Products Team
Phone number: [    ]
E-mail: [    ]
Escalation Contacts:	Bernadette Brozek: [ ]
Julia Enriquez: [ ]

All Agent Notices Sent To:	Primary: [ ]
Secondary: [ ]

Credit Contact (private side):
Attention: Private Credit Contact
Group Line: [    ]
E-mail: [    ]
Escalation Contacts:	Bernadette Brozek: [ ]
AnnMarie Smith: [ ]

Credit Contact (public side):
Attention: PMG / Public Credit Contact
Group Line: [    ]
E-mail: [    ]
Escalation Contact:	Bernadette Brozek: [ ]
AnnMarie Smith: [ ]

Seller’s Address for Notices and Delivery:

BlackRock Private Credit Fund Leverage I, LLC
c/o BlackRock Private Credit Fund
50 Hudson Yards
New York, NY 10001

Operations Contact:
Name: Loan Products Team
Phone number: [    ]
E-mail: [    ]
Escalation Contacts:	Bernadette Brozek: [ ]
Julia Enriquez: [ ]

All Agent Notices Sent To:	Primary: [ ]
Secondary: [ ] 01

Credit Contact (private side):
Attention: Private Credit Contact
Group Line: [    ]
E-mail: [    ]
Escalation Contacts:	Bernadette Brozek: [ ]
AnnMarie Smith: [ ]

Credit Contact (public side):
Attention: PMG / Public Credit Contact
Group Line: [    ]
E-mail: [    ]
Escalation Contact:	Bernadette Brozek: [ ]
AnnMarie Smith: [ ]

E. SECTION 10 (FURTHER TRANSFERS)

E.1        Select one:

☒	There is no Participation Transfer Fee.

☐	There is a Participation Transfer Fee, in the amount of $/£/€_________.

E.2        If an Affiliate of Buyer that is a buyer under a participation agreement with Seller entered into as of the same day as this Agreement makes a Pre-Elevation Transfer (whether or not such transfer is so defined under such participation agreement) of loans and commitments (if any) under the Credit Documents subject to such participation agreement on the same day as Buyer, on substantially similar documents and to the same Entity as Buyer:

☐	Buyer and such Affiliate(s) of Buyer shall pay only one Participation Transfer Fee.

☐	Buyer and each such Affiliate of Buyer shall pay a separate Participation Transfer Fee in respect of each such Pre-Elevation Transfer.

☒	Not applicable (there is no Participation Transfer Fee).

E.3        Section 10.1 Right of Buyer to sell subparticipations:

☒	Buyer may sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will apply.

☐	Buyer may not sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will not apply.

F.           SECTION 11 (VOTING)

F.1         “Voting” select one:

☒	Buyer shall have voting rights with respect to the Transferred Rights, subject to Section 11.1(a) of the Standard Terms.

☐
Buyer shall have no voting rights in respect of the Transferred Rights, subject to Section 11.1(b) of the Standard Terms, except with respect to the following matters: ________________________________________________________________________________.

F.2         For purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms:

☒	the interests or claims held by Seller for its own account shall be counted;

☐	the interests or claims held by Seller for its own account shall not be counted;

☐	Not applicable;

AND

☐	the interests or claims held by Affiliates of Seller shall be counted.

☒	the interests or claims held by Affiliates of Seller shall not be counted;

☐	Not applicable.

G.          SECTION 15 (ELEVATION)

G.1        Select one:

☐	There is no Elevation Transfer Fee.

☒	With respect to each Participation, the Elevation Transfer Fee, if any, shall be paid as follows:

☒	The Elevation Transfer Fee (if any) shall be paid by Seller to the Agent and Buyer shall reimburse Seller in an amount equal to
☒	one-half thereof.
☐	[other relevant fraction or percentage] _____ thereof.
☐	The Elevation Transfer Fee shall be paid by Buyer to the Agent and Seller shall reimburse Buyer in an amount equal to
☐	one-half thereof.
☐	other relevant fraction or percentage, _____, thereof.

H.          SECTION 31 (ADDITIONAL PROVISIONS)

The following additional provisions, including any modifications to existing provisions, apply:

1.           The following additional defined terms are added to Section 1.2 of the Standard Terms:

“‘BlackRock’ means BlackRock Private Credit Fund.’”;

“‘Schedule I’ means the document attached to the Transaction Specific Terms captioned ‘Schedule I to Participation Agreement for Par/Near Par Trades.’”;

“‘Schedule II’ means the document attached to the Transaction Specific Terms captioned ‘Schedule II to Participation Agreement for Par/Near Par Trades.’”; and

“‘SG Loan Agreement’ means that certain loan agreement dated as of the date hereof among Buyer, Société Générale as administrative agent, BlackRock as collateral manager, the lenders party from time to time thereto and the investors party from time to time thereto.”

2.           The definitions of the following terms in Section 1.2 of the Standard Terms are replaced in their entirety with the following definitions:

“‘Agreement’ means this Master Participation Agreement for Par/Near Par Trades between Seller and Buyer dated as of the Agreement Date governing the Transactions, such Agreement consisting of the Standard Terms, the Collateral Annex (if applicable) and the Transaction Specific Terms (including the Annex and Schedule I thereto).”;

“‘Annex’ means the document attached to the Transaction Specific Terms captioned ‘Annex to Master Participation Agreement for Par/Near Par Trades.’”;

“‘Borrower’ means, with respect to each Participation, collectively, the Entity or Entities specified as such in Schedule I and such other borrower(s)/issuer(s) as may be identified in the relevant Credit Agreement.”;

“‘Confirmation’ means, with respect to each Transaction, the LSTA Par/Near Par Confirmation(s) (if any) dated as of the Trade Date between Seller and Buyer relating to such Transaction.’”;

“‘Credit Agreement’ means, with respect to each Participation, the agreement specified as such in Schedule I (or, if no agreement is specified, the credit or loan agreement governing the relevant Loans) (including all intercreditor agreements, co-lender agreements, subordination agreements, waivers and amendments entered into from time to time pursuant thereto or in connection therewith), in each case as amended, supplemented or otherwise modified from time to time.”;

“‘Funding Memorandum’ means, with respect to each Participation, the document (if any) agreed upon by Buyer and Seller (whether or not signed) that specifies the calculations determining the Purchase Price with respect to such Participation.”;

“‘Participation’ means, with respect to each line item in Schedule I and the assets referenced therein, an undivided 100% participation interest in and to the Loans and the Commitments (if any) specified in such line item, and the related Transferred Rights.”;

“‘Purchase Price’ means, with respect to each Participation, the price calculated pursuant to the relevant Confirmation and set forth in the relevant Funding Memorandum (if any).”; and

“‘Transaction’ means, with respect to each Participation, the purchase and sale of such Participation pursuant to this Agreement.”

3.         Section 16 of the Standard Terms shall not apply to termination of this Agreement in its entirety, but shall only apply to termination of this Agreement with respect to individual Participations.  Upon the fulfillment, with respect to a Participation, of the conditions set forth in the first sentence of Section 16 of the Standard Terms, such Participation shall cease to be a “Participation” hereunder; provided, however, that the second sentence of Section 16 of the Standard Terms shall apply to such terminated Participation.  If at any time no Participation is outstanding hereunder, this Agreement shall automatically terminate in its entirety; provided, however, that such termination shall not affect (i) either Party’s rights or obligations hereunder or (ii) the indemnities set forth in Section 6 of the Standard Terms, in each case arising on or before the date of such termination, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder.

4.          Except as otherwise explicitly set forth in the Transaction Specific Terms, the Standard Terms shall apply severally to each Participation, to the same extent as if a separate LSTA Par/Near Par Participation Agreement, containing the substantive terms set forth in the Transaction Specific Terms and (with respect to such Participation) in Schedule I, had been executed in respect of such Participation as of the Agreement Date.

5.           [reserved]

6.          Buyer hereby acknowledges that Seller has pledged all of its right, title and interest in and under the PNC Agreement (as defined herein) and in each loan purchased by Seller under the PNC Agreement prior to, on or after the date hereof (in each case, other than the Loans set forth on Schedule I) to the Seller Collateral Agent (as defined herein) on behalf of the Secured Parties (as defined in the PNC Agreement), in respect of the PNC Agreement. Seller hereby acknowledges that, on and after the date of this Agreement, Buyer will pledge all of its right, title and interest in and under this Agreement to the Administrative Agent (as defined in the SG Loan Agreement) on behalf of the Secured Parties (as defined in the SG Loan Agreement) pursuant to the SG Loan Agreement.

7.           Notwithstanding anything herein to the contrary, the Parties acknowledge that the rights of recourse of Buyer against Seller shall be from time to time and at any time limited to the Loans and other Transferred Rights that are the subject of Participations and all proceeds of such Loans and other Transferred Rights (collectively, the "Loan Assets"). Accordingly, Buyer shall have no claim or recourse against Seller in respect of any amount which is or remains unsatisfied after the application of the funds comprising the Loan Assets, and any remaining obligation to pay any further unsatisfied amounts shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing to Buyer against any officer, member, manager, director, employee, security holder, authorized person or incorporator of Seller or its successors or assigns. No action may be brought against any officer, member, director, manager, employee, security holder, authorized person or incorporator of Seller personally. Buyer agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Seller or any other bankruptcy or insolvency proceedings with respect to Seller until one year and one day (or, if longer, the preference period then in effect) after the termination of the PNC Agreement. This Section shall survive termination of this Agreement.

8.           Notwithstanding anything herein to the contrary, the Parties acknowledge that the rights of recourse of Seller against Buyer shall be from time to time and at any time limited to the remaining amounts from time to time available and comprising the assets of Buyer available at such time having satisfied or provided for all other prior ranking liabilities of Buyer. Accordingly, Seller shall have no claim or recourse against Buyer in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Buyer and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing to Seller against any officer, member, manager, director, employee, security holder, authorized person or incorporator of Buyer or its successors or assigns. No action may be brought against any officer, member, manager, director, employee, security holder, authorized person or incorporator of Buyer personally. Seller agrees that it will not petition a court or take any action or commence any proceedings for the liquidation or the winding-up of Buyer or any other bankruptcy or insolvency proceedings with respect to Buyer. This Section shall survive termination of this Agreement.

9.        BlackRock acts as Collateral Manager of the Seller (in such capacity, the "Seller Collateral Manager"), with respect to the transactions contemplated by that First Amended and Restated Credit and Security Agreement dated as of November 27, 2024 (as amended from time to time prior to the date hereof, the “PNC Agreement"), by and among Seller, as borrower, the lenders party from to time thereto, PNC Bank, National Association, as facility agent, and State Street Bank and Trust Company, as collateral agent (the "Seller Collateral Agent”). Seller has granted a security interest in certain assets, including the Loans, for the benefit and security of the secured parties under the PNC Agreement. By its signature below, the Seller Collateral Manager hereby agrees: (i) not to resign as Seller Collateral Manager at any time prior to the termination of this Agreement in accordance with its terms (unless required by applicable law); (ii) not to direct or consent to any amendment or modification to the PNC Agreement other than an amendment or modification (x) entered into for the purposes of effectuating the transactions contemplated by this Agreement or (y) that would not reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement; (iii) not to consent to or otherwise cause Seller to wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with its terms; (iv) to manage Seller's rights with respect to the Loans in a manner consistent with that of similarly situated institutional asset managers providing similar management services, applicable law, this Agreement and any Credit Agreement; and (v) to use commercially reasonable efforts to assist the Seller to cause the Elevation of all Loans as soon as practicable on or immediately following the date of this Agreement.

10.        BlackRock also acts as Collateral Manager to the Buyer (in such capacity, the "Buyer Collateral Manager"), with respect to the transactions contemplated by the SG Loan Agreement. The interests of the Seller with respect to matters as to which the Seller Collateral Manager is advising may conflict with the interests of the Buyer with respect to matters as to which Buyer Collateral Manager is advising. The Seller and Buyer each hereby acknowledge and consent to various potential and actual conflicts of interest that may exist with respect to BlackRock and/or its Affiliates as described in this Agreement; provided that nothing herein shall be construed as altering the duties of BlackRock as set forth in this Agreement, in the PNC Agreement or the Transaction Documents contemplated thereunder (the “Seller Transaction Documents”), the SG Loan Agreement or any other Transaction Document contemplated thereunder (the “Buyer Transaction Documents”) (as applicable) or under applicable law. BlackRock agrees that it will endeavor to ensure that any actual conflicts of interest are resolved fairly to the extent possible under the prevailing facts and circumstances.

11.        Each of Seller and Buyer (each acting through its board of directors) acknowledges and agrees that it has reviewed, or has been afforded the opportunity to review and discuss with the Seller Collateral Manager and Buyer Collateral Manager, this Agreement (including, without limitation, Schedule I hereto) and consents to the transactions contemplated hereby, including the identity, prices and method for determining the prices of the Loans and the Transferred Rights hereunder. Such prices were determined by reference to the Buyer’s purchase price of the Loans. Each of the Seller Collateral Manager and the Buyer Collateral Manager intends to treat the sale and purchase hereunder as a client cross-transaction.

12.        Without limitation to the requirements of the Standard Terms, this Agreement may not be amended or modified by Buyer, and Buyer may not waive any rights hereunder, without the prior written consent of the Buyer Collateral Manager.

13.        Notwithstanding anything in this Agreement, prior written consent of Société Générale, as administrative agent under the SG Loan Agreement, shall be required for any amendment to this Agreement. For the avoidance of doubt, it is clarified that Société Générale, as administrative agent under the SG Loan Agreement, is an express third party beneficiary under this Agreement.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date.

SELLER

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC

By:	BlackRock Private Credit Fund, as sole member

By:	/s/ Erik Cuellar
Name: Erik Cuellar
Title: Chief Financial Officer

BUYER

BLACKROCK PRIVATE CREDIT FUND LEVERAGE II, LLC

By:	BlackRock Private Credit Fund, as sole member

By:	/s/ Erik Cuellar
Name: Erik Cuellar
Title: Chief Financial Officer

Acknowledged and agreed for purposes of paragraph 9 of Part H:

BLACKROCK PRIVATE CREDIT FUND, as Seller Collateral Manager

By:	/s/ Erik Cuellar
Name: Erik Cuellar
Title: Chief Financial Officer

ANNEX TO MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

With respect to each Participation, the corresponding amount of any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Settlement Date is $0.00, unless otherwise specified in Schedule I.

SCHEDULE I TO MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

[Omitted]

SCHEDULE II TO MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

Additional Seller Representations and Warranties

Seller represents and warrants to Buyer (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

1. Upon payment of the Purchase Price (taking into account any adjustments thereto as the result of any Funding Memorandum that is delivered by Seller to Buyer) by Buyer to Seller, there is no charge, pledge or lien or other security interest created by Seller in any Loan or Participation subject to this Agreement.

2. The sale of the participation interests in and to the Loans pursuant to this Agreement constitutes with respect to aggregate portfolio of Loans an arm's length secondary market transaction customary for syndicated leveraged loans.

3. Seller will treat each transfer as a sale of (a) in the case of assignments of the Loans, all right, title and interest in the related Loans and Transferred Rights and (b) in the case of the Participations, a beneficial interest in the related Loans and Transferred Rights.

4. There are no agreements, arrangements or understandings, written or otherwise, to which Seller is a party with respect to the Loans or the Transferred Rights, other than (a) the Seller Transaction Documents, (b) this Agreement, and (c) the PNC Agreement and the agreements contemplated thereby.

5. Seller's execution, delivery and performance of this Agreement do not violate the PNC Agreement and/or the Seller Transaction Documents and all the conditions for Seller's execution, delivery and performance of this Agreement have been met.

6. There are no guarantees, keep-well arrangements, collateral security or other arrangements involving Seller which have the effect of a recourse provision against Seller with respect to the Transaction contemplated hereby.

7. Upon consummation of the sale of the respective Participations in each Loan on the date hereof, Seller acknowledges that it is not the beneficial owner of any Loan, has no right to any Distributions and is not liable for failure by any underlying obligor to make any payment on any Loan.

8. Seller will not take any action materially inconsistent with Buyer's ownership of the Participation or, upon Elevation, the Loans. If a third party, including a potential purchaser of the Loans to the extent that such action would reasonably have a material and adverse effect upon Buyer, should inquire with respect to any Loan which has not been elevated, Seller will disclose that the Participation has been sold to Buyer and will claim no beneficial interest in the Loans.

9. With respect to each Loan, there is no difference in the payment arrangements between the underlying obligor and the Seller under the applicable Credit Agreement, on the one hand, and the Seller and the Buyer under this Agreement, on the other hand. The duration of each Loan is coextensive with that of the related Participation. There is no discrepancy between the interest rates and other similar compensation under the Loan.